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                                                                     EXHIBIT 5.1


                        WILSON SONSINI GOODRICH & ROSATI


                            PROFESSIONAL CORPORATION



                               650 PAGE MILL ROAD


                        PALO ALTO, CALIFORNIA 94304-1050       JOHN ARNOT WILSON


               TELEPHONE 415-493-9300     FACSIMILE 415-493-6811   OF COUNSEL


Storage Dimensions, Inc.
1656 McCarthy Boulevard
Milpitas, CA 95035

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on January 21, 1997 (Registration No. 333-20045), as amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 4,370,000 shares of your Common Stock, $0.005 par value per share (the "Shares"). The Shares include an over-allotment option granted by the Selling Stockholders to the underwriters of the offering to purchase up to 570,000 shares. We understand that the Shares are to be sold to the underwriters in the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares to be sold by you ("Company Shares") and the sale of the Shares to be sold by certain of your stockholders ("Selling Stockholder Shares").

     It is our opinion that (i) upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Company Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Company Shares, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable and (ii) the Selling Stockholder Shares are legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of California only and express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California and the federal laws of the United States.


     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation


                                          /s/ WILSON SONSINI GOODRICH & ROSATI